Exhibit 99.1

Accenture Reports Strong Second-Quarter Fiscal 2011 Results

— Revenues increase 17% in U.S. dollars and 18% in local currency, to $6.05 billion –

— EPS up 25%, to $0.75 —

— New bookings are $7 billion —

— Company declares semi-annual cash dividend of $0.45 per share —

— Company raises outlook for full-year revenue growth to range of 11% to 14% in local currency and for full-year EPS to range of $3.22 to $3.30 —

NEW YORK; March 24, 2011 — Accenture (NYSE: ACN) reported strong financial results for the second quarter of fiscal 2011, ended Feb. 28, 2011, with net revenues of $6.05 billion, an increase of 17 percent in U.S. dollars and 18 percent in local currency over the same period last year and exceeding the company’s guided range of $5.6 billion to $5.8 billion. Diluted earnings per share were $0.75, an increase of $0.15, or 25 percent, over the same period last year.

Operating income was $772 million, an increase of 19 percent over the same period last year, and operating margin was 12.7 percent.

New bookings for the quarter were $6.98 billion, with consulting bookings of $3.80 billion and outsourcing bookings of $3.18 billion.

In addition, Accenture’s Board of Directors has declared a semi-annual cash dividend of $0.45 per share, to be paid on May 13, 2011.

Pierre Nanterme, Accenture’s chief executive officer, said, “We are very pleased with the continued momentum in our business, which enabled us to achieve strong results in the second quarter. We saw very strong revenue growth in both U.S. dollars and local currency across our operating groups and geographic regions. We also achieved significant EPS growth of 25 percent, and we continue to maintain an exceptionally strong balance sheet.

“With quarterly bookings of $7 billion, including our second-highest consulting bookings ever, demand for our services remains strong, and our growth trajectory demonstrates that we continue to execute our business strategy extremely well. We remain focused on growing market share and, as always, on delivering value to our clients as well as our shareholders.”

Financial Review

Revenues before reimbursements (“net revenues”) for the second quarter of fiscal 2011 were $6.05 billion, compared with $5.18 billion in the second quarter of fiscal 2010, an increase of 17 percent in U.S. dollars and 18 percent in local currency. Net revenues for the second quarter of fiscal 2011 exceeded the company’s guided range of $5.6 billion to $5.8 billion, which assumed a foreign-exchange impact of negative 2 percent. Adjusting for the actual foreign-exchange impact of negative 1 percent in the second quarter, the Company’s guided range for quarterly net revenues would have been $5.65 billion to $5.85 billion. Net revenues of $6.05 billion for the quarter also exceeded this adjusted range.

•	Consulting net revenues for the quarter were $3.51 billion, an increase of 20 percent in both U.S. dollars and local currency over the second quarter of fiscal 2010.

•	Outsourcing net revenues were $2.54 billion, an increase of 13 percent in U.S. dollars and 15 percent in local currency over the second quarter of fiscal 2010.

Diluted EPS for the quarter were $0.75, an increase of $0.15, or 25 percent, compared with the second quarter of fiscal 2010. The components of the increase were:

•	an $0.11 increase from higher revenue and operating results in local currency;
•	a $0.03 increase from a lower share count;
•	a $0.01 increase from a lower effective tax rate; and
•	a $0.01 increase from higher non-operating income;

offset by:

•	a $0.01 decrease from unfavorable foreign-exchange rates.

Operating income for the quarter was $772 million, or 12.7 percent of net revenues, compared with $651 million, or 12.6 percent of net revenues, for the second quarter of fiscal 2010, an expansion of 10 basis points over the second quarter last year.

Gross margin (gross profit as a percentage of net revenues) for the quarter was 31.7 percent, compared with 32.7 percent for the second quarter last year. The change in gross margin as a percentage of net revenues compared with the second quarter last year reflects the impact of the return of strong growth in the business, which resulted in higher annual compensation increases, higher subcontractor costs, and higher recruiting and training costs from the addition of a larger number of new employees to meet demand.

Selling, general and administrative (SG&A) expenses for the second quarter were $1.15 billion, or 18.9 percent of net revenues, compared with $1.04 billion, or 20.0 percent of net revenues, for the second quarter last year.

The company’s effective tax rate for the quarter was 26.9 percent, compared with 27.8 percent for the second quarter last year. The lower rate in the second quarter of fiscal 2011 was due to a number of factors that affect the geographic distribution of income.

Net income for the quarter was $566 million, compared with $462 million for the same period of fiscal 2010, an increase of 22 percent.

Operating cash flow for the quarter was $601 million, and property and equipment additions were $79 million. Free cash flow, defined as operating cash flow net of property and equipment additions, rounded to $523 million. For the same period last year, operating cash flow was $660 million; property and equipment additions were $44 million; and free cash flow was $616 million.

Days services outstanding, or DSOs, were 32 days at Feb. 28, 2011, compared with 30 days at Aug. 31, 2010.

Accenture’s total cash balance at Feb. 28, 2011 was $4.68 billion, compared with $4.84 billion at Aug. 31, 2010.

Utilization for the quarter was 86 percent, compared with 88 percent for the second quarter of fiscal 2010. Attrition for the second quarter of fiscal 2011 was 14 percent, compared with 15 percent for the second quarter of fiscal 2010.

New Bookings

New bookings for the second quarter were $6.98 billion and reflect a negative 1 percent foreign-currency impact compared with new bookings in the second quarter last year.

•	Consulting new bookings were $3.80 billion, or 54 percent of total new bookings.

•	Outsourcing new bookings were $3.18 billion, or 46 percent of total new bookings.

Net Revenues by Operating Group

Net revenues by operating group were as follows:

•	Communications & High Tech: $1,274 million, compared with $1,110 million for the second quarter of fiscal 2010, an increase of 15 percent in U.S. dollars and 16 percent in local currency.

•	Financial Services: $1,266 million, compared with $1,077 million for the same period last year, an increase of 18 percent in U.S. dollars and 20 percent in local currency.

•

Health & Public Service: $965 million, compared with $852 million for the same period last year, an increase of 13 percent in U.S. dollars and 14 percent in local currency. Prior-year net revenues in the second quarter included a significant reduction due to a delivery inefficiency.

•	Products: $1,374 million, compared with $1,206 million for the second quarter last year, an increase of 14 percent in U.S. dollars and 15 percent in local currency.

•	Resources: $1,171 million, compared with $929 million for the same period of fiscal 2010, an increase of 26 percent in U.S. dollars and 25 percent in local currency.

Net Revenues by Geographic Region

Net revenues by geographic region for the second quarter were as follows:

•	Americas: $2,675 million, compared with $2,203 million for the second quarter of fiscal 2010, an increase of 21 percent in U.S. dollars and 20 percent in local currency.

•	Europe, Middle East and Africa (EMEA): $2,592 million, compared with $2,386 million for the second quarter of fiscal 2010, an increase of 9 percent in U.S. dollars and 14 percent in local currency.

•	Asia Pacific: $787 million, compared with $587 million for the year-ago period, an increase of 34 percent in U.S. dollars and 25 percent in local currency.

Returning Cash to Shareholders

Accenture continues to return cash to shareholders through cash dividends and share repurchases.

Dividend

Accenture plc has declared a semi-annual cash dividend of $0.45 per share on Accenture plc Class A ordinary shares for shareholders of record at the close of business on April 15, 2011, and Accenture SCA will declare a semi-annual cash dividend of $0.45 per share on Accenture SCA Class I common shares for shareholders of record at the close of business on April 12, 2011. These dividends are both payable on May 13, 2011.

Combined with the semi-annual cash dividend of $0.45 per share paid on Nov. 15, 2010, this brings the total dividend payments for the fiscal year to $0.90 per share, for total projected cash dividend payments of approximately $640 million.

Share Repurchase Activity

During the second quarter of fiscal 2011, Accenture repurchased or redeemed 3.6 million shares for a total of $177 million, including 0.1 million shares repurchased in the open market. This brings Accenture’s total share repurchases and redemptions for the first half of fiscal 2011 to 18.3 million shares, for a total of $797 million, including 3.3 million shares repurchased in the open market.

Accenture’s total remaining share repurchase authority at Feb. 28, 2011, was approximately $2.4 billion.

At Feb. 28, 2011, Accenture had approximately 716 million total shares outstanding, including 649 million Accenture plc Class A ordinary shares and 67 million Accenture SCA Class I common shares and Accenture Canada Holding, Inc. exchangeable shares.

Business Outlook

Third Quarter Fiscal 2011

Accenture expects net revenues for the third quarter of fiscal 2011 to be in the range of $6.3 billion to $6.5 billion. This range assumes a foreign-exchange impact of positive 4 percent compared with the third quarter of fiscal 2010.

Full Fiscal Year 2011

Accenture’s business outlook for the full 2011 fiscal year now assumes a foreign-exchange impact of positive 2 percent compared with fiscal 2010. The annual business outlook provided in the company’s first-quarter fiscal 2011 earnings announcement in December assumed a foreign-exchange impact of zero percent for the full fiscal year.

For fiscal 2011, the company has raised its outlook for net revenue growth to the range of 11 percent to 14 percent in local currency from its previous range of 8 percent to 11 percent in local currency. The company has also raised its outlook for diluted EPS to the range of $3.22 to $3.30 from its previous range of $3.08 to $3.16.

Accenture continues to expect operating margin for the full fiscal year to be in the range of 13.6 percent to 13.7 percent.

The company now expects operating cash flow to be $2.8 billion to $3.0 billion; now expects property and equipment additions to be $420 million; and continues to expect free cash flow to be in the range of $2.4 billion to $2.6 billion. The company continues to expect its annual effective tax rate to be in the range of 28 percent to 29 percent.

Accenture continues to target new bookings for fiscal 2011 in the range of $25 billion to $28 billion.

Conference Call and Webcast Details

Accenture will host a conference call at 4:30 p.m. EDT today to discuss its second-quarter fiscal 2011 financial results. To participate, please dial +1 (800) 230-1059 [+1 (612) 288-0337 outside the United States, Puerto Rico and Canada] approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com.

A replay of the conference call will be available online at www.accenture.com beginning at 7:00 p.m. EDT on Thursday, March 24, and continuing until Wednesday, June 22, 2011. A podcast of the conference call will be available online at www.accenture.com beginning approximately 24 hours after the call and continuing until Wednesday, June 22. The replay will also be available via telephone by dialing +1 (800) 475-6701 [+1 (320) 365-3844 outside the United States, Puerto Rico and Canada] and entering access code 192444 from 7:00 p.m. EDT Thursday, March 24 through Wednesday, June 22.

About Accenture

Accenture is a global management consulting, technology services and outsourcing company, with more than 215,000 people serving clients in more than 120 countries. Combining unparalleled experience, comprehensive capabilities across all industries and business functions, and extensive research on the world’s most successful companies, Accenture collaborates with clients to help them become high-performance businesses and governments. The company generated net revenues of US$21.6 billion for the fiscal year ended Aug. 31, 2010. Its home page is www.accenture.com.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Financial results “in local currency” are calculated by restating current-period activity into U.S. dollars using the comparable prior-year period’s foreign-currency exchange rates. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that these non-GAAP financial measures are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Forward-Looking Statements

Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. These include, without limitation, risks that: the company’s results of operations could be adversely affected by negative or uncertain economic or geopolitical conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; the company’s results of operations and ability to grow could be materially negatively affected if the company cannot adapt and expand its services and solutions in response to changes in technology and client demand; the consulting and outsourcing markets are highly competitive and the company might not be able to compete effectively; work with government clients exposes the company to additional risks inherent in the government contracting environment, including risks related to the U.S. Federal budget; clients may not be satisfied with the company’s services; results of operations could be materially adversely affected if clients terminate their contracts with the company; outsourcing services are a significant part of the company’s business and subject the company to additional operational and financial risk; results of operations could materially suffer if the company is not able to obtain favorable pricing; if the company is unable to keep its supply of skills and resources in balance with client demand around the world, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; the company’s business could be materially adversely affected if it incurs legal liability in connection with providing its services and solutions; if the company’s pricing estimates do not accurately anticipate the cost and complexity of performing work, then the company’s contracts could be unprofitable; many of the company’s contracts include performance payments that link some of the company’s fees to the attainment of performance or business targets and this could increase the variability of the company’s revenues and margins; the company’s ability to attract and retain business may depend on its reputation in the marketplace; the company’s alliance relationships may not be successful or may change, which could adversely affect the company’s results of operations; the company’s Global Delivery Network is increasingly concentrated in India and the Philippines, which may expose it to operational risks; as a result of the company’s geographically diverse operations and its growth strategy to continue geographic expansion, the company is more susceptible to certain risks; revenues, revenue growth and earnings in U.S. dollars may be lower if the U.S. dollar strengthens against other currencies, particularly the Euro and British pound; the company could have liability or the company’s reputation could be damaged if the company fails to protect client data and company data or information systems as obligated by law or contract or if the company’s information systems are breached; the company could be subject to liabilities or damage to its relationships with clients if subcontractors or the third parties with whom the company partners cannot meet their commitments on time or at all; the company’s services or solutions could infringe upon the intellectual property rights of others or the company might lose its ability to utilize the intellectual property of others; the company has only a limited ability to protect its intellectual property rights, which are important to the company’s success; changes in the company’s level of taxes, and audits, investigations and tax proceedings, could have a material adverse effect on the company’s results of operations and financial condition; the company’s profitability could suffer if its cost-management strategies are unsuccessful; if the company is unable to collect its receivables or unbilled services, the company’s results of operations, financial condition and cash flows could be adversely affected; the company may be subject to criticism, negative publicity and legislative or regulatory action related to its incorporation in Ireland; if the company is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; the company may not be successful at identifying, acquiring or integrating other businesses; consolidation in the industries the company serves could adversely affect its business; the company’s share price could fluctuate and be difficult to predict; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent annual report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

###

Contact:

Fred Hawrysh

Accenture

+1 (917) 452-4398

fred.hawrysh@accenture.com

Alex Pachetti

Accenture

+1 (917) 452-5519

alex.pachetti@accenture.com

ACCENTURE PLC

CONSOLIDATED INCOME STATEMENTS

(In thousands of U.S. dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended February 28,				Six Months Ended February 28,
	2011	% of Net Revenues	2010	% of Net Revenues	2011	% of Net Revenues	2010	% of Net Revenues
REVENUES:
Revenues before reimbursements (“Net revenues”)	$6,053,621	100%	$5,176,438	100%	$12,099,271	100%	$10,558,970	100%
Reimbursements	442,672		361,385		875,215		726,540

Revenues	6,496,293		5,537,823		12,974,486		11,285,510
OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	4,136,397	68.3%	3,486,107	67.3%	8,237,567	68.1%	7,084,685	67.1%
Reimbursable expenses	442,672		361,385		875,215		726,540

Cost of services	4,579,069		3,847,492		9,112,782		7,811,225
Sales and marketing	709,779	11.7%	623,386	12.0%	1,441,250	11.9%	1,245,246	11.8%
General and administrative costs	435,499	7.2%	413,335	8.0%	821,225	6.8%	825,456	7.8%
Reorganization costs, net	369		2,637		717		6,202

Total operating expenses	5,724,716		4,886,850		11,375,974		9,888,129

OPERATING INCOME	771,577	12.7%	650,973	12.6%	1,598,512	13.2%	1,397,381	13.2%
(Loss) gain on investments, net	(868)		(302)		(919)		32
Interest income	9,893		7,029		19,286		13,974
Interest expense	(3,507)		(4,519)		(8,243)		(9,000)
Other (expense) income, net	(2,948)		(13,791)		10,139		(7,892)

INCOME BEFORE INCOME TAXES	774,147	12.8%	639,390	12.4%	1,618,775	13.4%	1,394,495	13.2%
Provision for income taxes	208,397		177,511		447,469		407,818

NET INCOME	565,750	9.3%	461,879	8.9%	1,171,306	9.7%	986,677	9.3%
Net income attributable to noncontrolling interests in Accenture SCA and Accenture Canada Holdings Inc.	(54,590)		(58,470)		(119,264)		(132,451)
Net income attributable to noncontrolling interests – other (1)	(8,143)		(3,649)		(14,311)		(9,649)

NET INCOME ATTRIBUTABLE TO ACCENTURE PLC	$503,017	8.3%	$399,760	7.7%	$1,037,731	8.6%	$844,577	8.0%

CALCULATION OF EARNINGS PER SHARE:
Net income attributable to Accenture plc	$503,017		$399,760		$1,037,731		$844,577
Net income attributable to noncontrolling interests in Accenture SCA and Accenture Canada Holdings Inc. (2)	54,590		58,470		119,264		132,451

Net income for diluted earnings per share calculation	$557,607		$458,230		$1,156,995		$977,028

EARNINGS PER SHARE:
- Basic	$0.78		$0.63		$1.62		$1.33
- Diluted	$0.75		$0.60		$1.56		$1.27
WEIGHTED AVERAGE SHARES:
- Basic	646,292,241		638,695,204		641,779,811		635,092,477
- Diluted (3)	742,852,436		769,188,236		742,912,682		771,399,018
Cash dividends per share	$—		$—		$0.45		$0.75

(1)	Comprised primarily of noncontrolling interest attributable to the noncontrolling shareholders of Avanade, Inc.
(2)	Diluted earnings per share assumes the redemption of all Accenture SCA Class I common shares owned by holders of noncontrolling interests and the exchange of all Accenture Canada Holdings Inc. exchangeable shares for Accenture plc Class A ordinary shares on a one-for-one basis.
(3)	Diluted weighted average Accenture plc Class A ordinary shares in fiscal 2010 have been restated to reflect the impact of additional restricted share units issued to holders of restricted share units in connection with the payment of cash dividends.

ACCENTURE PLC

SUMMARY OF REVENUES

(In thousands of U.S. dollars)

(Unaudited)

OPERATING GROUPS				Percent
			Percent	Increase
	Three Months Ended February 28,		Increase	Local
	2011	2010	U.S.$	Currency
Communications & High Tech	$1,274,449	$1,110,147	15%	16%
Financial Services	1,265,620	1,076,879	18	20
Health & Public Service	964,612	851,563	13	14
Products	1,373,646	1,205,575	14	15
Resources	1,171,016	929,309	26	25
Other	4,278	2,965	n/m	n/m

TOTAL Net Revenues	6,053,621	5,176,438	17%	18%
Reimbursements	442,672	361,385	22

TOTAL REVENUES	$6,496,293	$5,537,823	17%

GEOGRAPHY
Americas	$2,675,490	$2,203,244	21%	20%
EMEA	2,591,571	2,386,497	9	14
Asia Pacific	786,560	586,697	34	25

TOTAL Net Revenues	$6,053,621	$5,176,438	17%	18%

TYPE OF WORK
Consulting	$3,509,482	$2,932,201	20%	20%
Outsourcing	2,544,139	2,244,237	13	15

TOTAL Net Revenues	$6,053,621	$5,176,438	17%	18%

OPERATING GROUPS				Percent
			Percent	Increase
	Six Months Ended February 28,		Increase	Local
	2011	2010	U.S.$	Currency
Communications & High Tech	$2,558,925	$2,269,460	13%	14%
Financial Services	2,566,738	2,180,916	18	20
Health & Public Service	1,896,212	1,798,075	5	6
Products	2,769,687	2,409,635	15	16
Resources	2,299,333	1,893,472	21	21
Other	8,376	7,412	n/m	n/m

TOTAL Net Revenues	12,099,271	10,558,970	15%	16%
Reimbursements	875,215	726,540	20

TOTAL REVENUES	$12,974,486	$11,285,510	15%

GEOGRAPHY
Americas	$5,308,830	$4,432,308	20%	19%
EMEA	5,229,298	4,936,869	6	12
Asia Pacific	1,561,143	1,189,793	31	22

TOTAL Net Revenues	$12,099,271	$10,558,970	15%	16%

TYPE OF WORK
Consulting	$7,077,430	$6,052,440	17%	18%
Outsourcing	5,021,841	4,506,530	11	13

TOTAL Net Revenues	$12,099,271	$10,558,970	15%	16%

n/m = not meaningful

ACCENTURE PLC
OPERATING INCOME BY OPERATING GROUP (OG)
(In thousands of U.S. dollars)
(Unaudited)
	Three Months Ended February 28,
	2011		2010
OPERATING GROUPS	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
Communications & High Tech	$150,445	12%	$141,633	13%	$8,812
Financial Services	204,214	16	185,015	17	19,199
Health & Public Service	89,569	9	36,799	4	52,770
Products	125,785	9	141,209	12	(15,424)
Resources	201,564	17	146,317	16	55,247

Total	$771,577	12.7%	$650,973	12.6%	$120,604

	Six Months Ended February 28,
	2011		2010
OPERATING GROUPS	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
Communications & High Tech	$343,686	13%	$286,013	13%	$57,673
Financial Services	448,795	17	379,882	17	68,913
Health & Public Service	147,352	8	171,761	10	(24,409)
Products	283,046	10	257,243	11	25,803
Resources	375,633	16	302,482	16	73,151

Total	$1,598,512	13.2%	$1,397,381	13.2%	$201,131

ACCENTURE PLC
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars)
	February 28, 2011	August 31, 2010
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$4,677,544	$4,838,292
Short-term investments	5,192	2,987
Receivables from clients, net	3,072,103	2,534,598
Unbilled services, net	1,373,376	1,127,827
Other current assets	1,151,062	1,059,921

Total current assets	10,279,277	9,563,625

NON-CURRENT ASSETS:
Unbilled services, net	48,341	54,310
Investments	37,708	41,023
Property and equipment, net	694,788	659,569
Other non-current assets	2,833,559	2,516,726

Total non-current assets	3,614,396	3,271,628

TOTAL ASSETS	$13,893,673	$12,835,253

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$422	$143
Accounts payable	846,365	885,328
Deferred revenues	2,114,235	1,772,833
Accrued payroll and related benefits	2,495,790	2,683,492
Other accrued liabilities	1,160,284	1,225,808

Total current liabilities	6,617,096	6,567,604

NON-CURRENT LIABILITIES:
Long-term debt	4,129	1,445
Other non-current liabilities	3,224,677	2,991,481

Total non-current liabilities	3,228,806	2,992,926

TOTAL ACCENTURE PLC SHAREHOLDERS’ EQUITY	3,592,907	2,835,746

NONCONTROLLING INTERESTS	454,864	438,977

TOTAL SHAREHOLDERS’ EQUITY	4,047,771	3,274,723

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$13,893,673	$12,835,253

ACCENTURE PLC
CONSOLIDATED CASH FLOWS STATEMENTS
(In thousands of U.S. dollars)
(Unaudited)
	Three Months Ended February 28,		Six Months Ended February 28,
	2011	2010	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$565,750	$461,879	$1,171,306	$986,677
Depreciation, amortization and asset impairments	121,084	118,518	241,143	233,416
Share-based compensation expense	133,092	120,811	218,188	219,416
Change in assets and liabilities/other, net	(218,822)	(41,227)	(923,134)	(560,417)

Net cash provided by operating activities	601,104	659,981	707,503	879,092

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(78,575)	(44,046)	(154,058)	(78,863)
Purchases of businesses and investments, net of cash acquired	(58,219)	(2,266)	(118,262)	(89)
Other investing, net	1,209	(1,542)	1,895	1,738

Net cash used in investing activities	(135,585)	(47,854)	(270,425)	(77,214)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares	111,764	91,091	282,035	242,372
Purchases of shares	(177,492)	(434,257)	(797,212)	(885,527)
Cash dividends paid	—	—	(320,650)	(551,442)
Other financing, net	18,836	290	85,328	20,008

Net cash used in financing activities	(46,892)	(342,876)	(750,499)	(1,174,589)
Effect of exchange rate changes on cash and cash equivalents	98,465	(154,563)	152,673	(54,200)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	517,092	114,688	(160,748)	(426,911)

CASH AND CASH EQUIVALENTS, beginning of period	4,160,452	4,000,063	4,838,292	4,541,662

CASH AND CASH EQUIVALENTS, end of period	$4,677,544	$4,114,751	$4,677,544	$4,114,751